News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JULY 2010
OPERATIONAL PERFORMANCE

HOUSTON, August 2, 2010 – Continental Airlines (NYSE: CAL) today reported a July  consolidated (mainline plus regional) load factor of 88.0 percent, 0.7 points above the July 2009 consolidated load factor, and a mainline load factor of 88.5 percent, 0.7 points above the July 2009 mainline load factor. Both load factors were all-time records. The carrier reported a July domestic mainline load factor of 89.1 percent, 1.4 points below the July 2009 domestic mainline load factor, and an all-time record international mainline load factor of 88.0 percent, 2.7 points above July 2009.

During July, Continental recorded a U.S. Department of Transportation on-time arrival rate of 76.1 percent and a mainline segment completion factor of 99.8 percent.

In July 2010, Continental flew 9.1 billion consolidated revenue passenger miles (RPMs) and 10.3 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic increase of 2.5 percent and a capacity increase of 1.7 percent as compared to July 2009. In July 2010, Continental flew 8.2 billion mainline RPMs and 9.2 billion mainline ASMs, resulting in a mainline traffic increase of 2.4 percent and a mainline capacity increase of 1.6 percent compared to the same period last year. Domestic mainline traffic was 3.9 billion RPMs in July 2010, down 2.5 percent from July 2009, and domestic mainline capacity was 4.4 billion ASMs, down 0.9 percent from July 2009.

For July 2010, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 20.5 and 21.5 percent compared to July 2009, while mainline RASM is estimated to have increased between 21.5 and 22.5 percent. For June 2010, consolidated passenger RASM increased 21.5 percent compared to June 2009, while mainline passenger RASM increased 20.9 percent compared to the same period last year.

Continental’s regional operations had an all-time record July load factor of 83.5 percent, 0.2 points above the July 2009 regional load factor. Regional RPMs were 936.2 million and regional ASMs were 1,120.7 million in July 2010, resulting in a traffic increase of 3.5 percent and a capacity increase of 3.2 percent versus July 2009.

Continental Airlines is the world’s fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 2,700 daily departures throughout the Americas, Europe and Asia, serving 132 domestic and 137 international destinations. Continental is a member of Star Alliance, which overall offers more than 21,200 daily flights to 1,172 airports in 181 countries through its 28 member airlines. With more than 40,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.

Continental consistently earns awards and critical acclaim for both its operation and its corporate culture. For nine consecutive years, FORTUNE magazine has ranked Continental as the top U.S. airline on its “World’s Most Admired Companies” airline industry list. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2009 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the risks and uncertainties relating to the company’s proposed merger with a subsidiary of UAL Corporation, including the restrictions on the conduct of the company’s business pending the merger, the potential loss of management and other key personnel, and the potential failure of the merger to close in the expected time frame or at all, the risks and uncertainties relating to the company generally, including the potential for significant volatility in the cost of aircraft fuel, the consequences of its high leverage and other significant capital commitments, its high labor and pension costs, delays in scheduled aircraft deliveries, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and the risks and uncertainties relating to the airline industry, including continuing weakness in the U.S. and global economies, the airline pricing environment, terrorist attacks, regulatory matters, excessive taxation, industry consolidation and airline alliances, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
JULY	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	3,901,876	4,001,103	-2.5	Percent

International	4,268,060	3,980,949	7.2	Percent
Transatlantic	2,200,492	2,056,892	7.0	Percent
Latin America	1,269,389	1,223,653	3.7	Percent
Pacific	798,179	700,404	14.0	Percent

Mainline	8,169,936	7,982,052	2.4	Percent
Regional	936,200	904,401	3.5	Percent
Consolidated	9,106,136	8,886,453	2.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,379,310	4,420,345	-0.9	Percent

International	4,849,283	4,667,213	3.9	Percent
Transatlantic	2,473,289	2,390,795	3.5	Percent
Latin America	1,463,231	1,384,104	5.7	Percent
Pacific	912,763	892,314	2.3	Percent

Mainline	9,228,593	9,087,558	1.6	Percent
Regional	1,120,701	1,085,986	3.2	Percent
Consolidated	10,349,294	10,173,544	1.7	Percent
PASSENGER LOAD FACTOR
Domestic	89.1 Percent	90.5 Percent	-1.4	Points

International	88.0 Percent	85.3 Percent	2.7	Points
Transatlantic	89.0 Percent	86.0 Percent	3.0	Points
Latin America	86.8 Percent	88.4 Percent	-1.6	Points
Pacific	87.4 Percent	78.5 Percent	8.9	Points

Mainline	88.5 Percent	87.8 Percent	0.7	Points
Regional	83.5 Percent	83.3 Percent	0.2	Points
Consolidated	88.0 Percent	87.3 Percent	0.7	Points
ONBOARD PASSENGERS
Mainline	4,365,187	4,499,357	-3.0	Percent
Regional	1,708,813	1,676,215	1.9	Percent
Consolidated	6,074,000	6,175,572	-1.6	Percent
CARGO REVENUE TON MILES (000)
Total	93,524	79,436	17.7	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	23,230,919	23,417,499	-0.8	Percent

International	24,739,613	23,025,733	7.4	Percent
Transatlantic	11,976,346	11,613,477	3.1	Percent
Latin America	7,715,495	7,197,501	7.2	Percent
Pacific	5,047,772	4,214,755	19.8	Percent

Mainline	47,970,532	46,443,232	3.3	Percent
Regional	5,684,122	5,398,655	5.3	Percent
Consolidated	53,654,654	51,841,887	3.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	27,327,361	27,758,649	-1.6	Percent

International	30,085,350	29,644,465	1.5	Percent
Transatlantic	14,481,240	15,113,170	-4.2	Percent
Latin America	9,490,913	8,839,270	7.4	Percent
Pacific	6,113,197	5,692,025	7.4	Percent

Mainline	57,412,711	57,403,114	0.0	Percent
Regional	7,192,147	7,100,907	1.3	Percent
Consolidated	64,604,858	64,504,021	0.2	Percent
PASSENGER LOAD FACTOR
Domestic	85.0 Percent	84.4 Percent	0.6	Points

International	82.2 Percent	77.7 Percent	4.5	Points
Transatlantic	82.7 Percent	76.8 Percent	5.9	Points
Latin America	81.3 Percent	81.4 Percent	-0.1	Points
Pacific	82.6 Percent	74.0 Percent	8.6	Points

Mainline	83.6 Percent	80.9 Percent	2.7	Points
Regional	79.0 Percent	76.0 Percent	3.0	Points
Consolidated	83.1 Percent	80.4 Percent	2.7	Points
ONBOARD PASSENGERS
Mainline	26,537,128	26,937,018	-1.5	Percent
Regional	10,370,647	9,994,233	3.8	Percent
Consolidated	36,907,775	36,931,251	-0.1	Percent
CARGO REVENUE TON MILES (000)
Total	641,525	499,337	28.5	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JULY	2010	2009	Change
On-Time Performance 1	76.1%	78.5%	(2.4)	Points
Completion Factor 2	99.8%	99.6%	0.2	Points
June 2010 year-over-year consolidated RASM change			21.5	Percent
June 2010 year-over-year mainline RASM change			20.9	Percent
July 2010 estimated year-over-year consolidated RASM change			20.5 - 21.5	Percent
July 2010 estimated year-over-year mainline RASM change			21.5 - 22.5	Percent
July 2010 estimated average price per gallon of fuel, including fuel taxes			2.19	Dollars
Third Quarter 2010 estimated average price per gallon of fuel, including fuel taxes			2.21	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

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